NEITHER THIS OPTION NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE
            HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS OPTION OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR (ii) AN OPINION OF COUNSEL, REASONABLE SATISFACTION TO COUNSEL TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

                                  STOCK OPTION

                  To Subscribe for and Purchase Common Stock of

                       BOSTON RESTAURANT ASSOCIATES, INC.



         THIS CERTIFIES that, for value received, ____________________ (together with any subsequent transferees of all or any portion of this Option, the "Holder"), is entitled upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from Boston Restaurant Associates, Inc., a Delaware corporation (hereinafter set forth in Section 1.A fully paid and nonassessable shares of the Company's common stock, $.01 par value per share, subject to adjustment as set forth in Section 6 (the "Shares"),


         1.A                Option No.     __________
                            No. of Shares  __________
                            Exercise Price __________
                            Date Issued    __________
                            Date Expires   __________
                            Vesting        __________





         1. Definitions. As used herein the following term shall have the following meaning:

         "Act" means the Securities Act of 1933 as amended, or a similar Federal Statue and the rules and regulations of the Commission issued under that Act, as they each may, from time to time, be in effect.

         "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the securities laws of the United States.

         "Registration Statement" means a registration statement (other than a registration statement on Form S-8 solely with respect to employee benefit plans, or on Form S-4 solely with respect to Rule 145 transactions, or any successor form or forms used for the purposes specified by such forms) filed by the Company with the Commission under the Act for a public offering and sale of securities of the Company.

         "Shares" means the share of the Company's Common Stock issued or issuable to the Holder upon the exercise of this option (or such other number as adjusted pursuant to Section 6 hereof) and any other shares of Common Stock of the Company issued with respect to such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, mergers, consolidations, or similar events); provided, however, that any shares previously sold by the Holder to the public pursuant to a registered public offering or Rule 144 under the Act shall cease to be within the definition of "Shares" as used herein.

         "Market Price" Means the absolute average of the high and low trade on the date of evaluation.

         2. Purchase Rights. The purchase rights represented by this option are exercisable by the Holder in whole or in part, at any time and from time to time commencing on the date hereof and ending at 5:00 p.m. on the fifth anniversary of the date hereof at a specified exercise price per share.

         3. Exercise of Option. (a) Subject to Section 2 above, the purchase rights represented by Option may be exercised, in whole or in part and from time to time, by the surrender of this Option and the duly executed Notice of Exercise (the form of which is attached as Exhibit A) at the principal office of the Company, by check, of an amount equal to the then applicable Option Exercise Price per share multiplied by the number of Shares then being purchased. Upon exercise, the Holder shall be entitled to receive, as promptly as possible, a certificate or certificates, issued in the holder's name or in such name or names as the Holder may direct, for the number of Shares so purchased. The Shares so purchased shall be deemed to be issued as of the close of business on the date on which this Option shall have been exercised.

         (b) Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, Shares equal to the value of this Option or any portion hereof the surrender of this Option or such portion to the Company, with the net issued election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable Shares as is computed using the following formula:

                                    X=Y(A-B)
                                      ------
                                         A

Where  X=    the number of Shares issued to the Holder pursuant to this
             Section 3(b)

       Y= the number of Shares covered by this Option in respect of which the net issue election is made pursuant to this Section 3(b)

       A= the fair market value of one share of Common Stock, as determined in good faith by the Board of Directors of the Company, as at the time the net issue election is made pursuant to this Section 3(b)

       B= the exercise price in effect under this Option at the time the net issue election is made Pursuant to this Section 3 (b).

The Board of Directors of the Company shall promptly respond in writing to an inquiry by the Holder as to the fair market value of one share of Common Stock.

         4. Shares to be Issued: Reservation of Shares. The Company covenant
            -------------------------------------------
that the Shares may be issued upon the exercise of the purchase rights represented by this Option will, upon issuance, be fully paid and nonassessable, and free from all liens and charges with respect to the issue thereof. During the period within which the purchase rights represented by the Option may be exercised, the Company will at all times have authorized and reserved, for the purpose of issuance upon exercise of the purchase rights represented by this Option a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Option.

         5. No Fractional Shares. No fractional shares shall be issued upon the
            ---------------------
exercise of this Option. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the fair market value of such shares of Common Stock, as determined in good faith by the Company's Board of Directors.

         6. Adjustments of Option Purchase Price and Number of Shares. If there
            ----------------------------------------------------------
shall be any change in the Common Stock of the company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors of the Company (or if the Company is not surviving corporation) in the aggregate number and kind of shares subject to this Option, and the number and kind of shares and the price per share then applicable to shares covered by the unexercised portion of this Option.

         7. Piggyback Registration Rights. The Company agrees as follows:
            ------------------------------

         (a) If the Company shall determine to register any shares of its Common Stock under the Act at any time and in connection therewith the Company may lawfully register any of the Shares, the Company will promptly give written notice thereof to the Holder. Upon the written request of the Holder within 30 days after receipt of any such notice form the Company, the Company will, except as herein provided, cause all of the Shares which the Holder has requested to be registered to be included in such Registration Statement, all to the extent requisite to permit the sale or other disposition of the Shares. However nothing herein shall prevent the Company from at any time abandoning or delaying any registration.

         (b) If any shares registered pursuant to this Section 7 shall be included in an underwritten public offering in whole or in part, the Company may require that the Shares requested for inclusion hereunder be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If and in the event that the managing underwriter of such public offering shall be of he opinion that inclusion of all of the Shares would adversely affect the marketing of the securities to be sold by the Company therein, then the number of Shares otherwise to be included in the underwritten public offering may be reduced on a pro rata basis with the shares proposed to be included in such offering by any other selling shareholder (exclusive of the Company).

         8. Registration Procedures. If and whenever the Company is required by
            ------------------------
the provisions of Section 7 to effect the registration of the Shares under the Act, the Company will:

         (a) prepare and file with the Commission a Registration Statement with respect to such securities, and use its best efforts to cause such Registration Statement to become and remain effective for such period as may reasonably necessary to effect the sale of such securities, not to exceed nine months;

         (b) prepare and file with Commission such amendments to such Registration Statement and supplements to prospectus contained therein as may be necessary to keep such Registration Statement effective for such period as may be reasonably necessary to effect the sale of such Shares, not to exceed nine months;

         (c) furnish to the Holder participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

         (d) use its best efforts to register or qualify the securities covered by such Registration Statement under the state securities or blue sky laws of such jurisdictions as the Holder may reasonably request within 20 days following the original filing of such Registration Statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it no not so qualified;

         (e) notify the Holder promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any prospectus forming a part of such registration statement;

         (f) notify the Holder promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

         (g) prepare and promptly file with the Commission and promptly notify the Holder of the filing of such amendment or supplement to such Registration Statement of prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

         (h) advise the Holder promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

         (i) furnish on the effective date of the Registration Statement to the Holder and any underwriters, at the closing provided for in the underwriting agreement, an opinion of counsel for the Company and a letter from the independent certified public accountants for the Company, in from and substance customary for similar offerings.

         9. Expenses. All expenses in connection with or incidental to, the
            ---------
preparation and filing of any Registration Statement pursuant to Section 7 hereof, any registration or qualification under securities or blue sky laws of states in which the offering will be made, and any filing fee of the National Association of Securities Dealers, Inc. ("NASD") relating to such offering, shall be borne by the Company (the "Company Obligations"); provided, however, that the Holder shall bear its pro rata share of the underwriting discount and commissions and transfer taxes, all reasonable documented fees an disbursements of Holder's counsel, and, to the extent required by applicable state securities laws and NASD rules and regulations, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws or any jurisdictions in which the Shares to be offered are to be registered or qualified.


         10. Indemnification.
             ----------------

         (a) The Company will indemnify and hold harmless the Holder any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Act, from and against, and will reimburse such Holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such Holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

(b) The Holder will indemnify and hold harmless the Company, its directors and officers, any underwriter and any controlling person of such underwriter from and against, and will reimburse the Company, underwriter or controlling person with respect to, any and all loss, damage, liability, cost or expense to which the Company, any underwriter or any controlling person thereof may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in any Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon written information furnished by such Holder specifically for use in the preparation thereof. The maximum liability for indemnification hereunder of the Holder shall not exceed, in the aggregate, the aggregate dollar amount of gross proceeds received by the Holder on account of the Shares which are included in a Registration Statement pursuant to Section 7.

11. Rights and Obligations Survive Exercise and Expiration of Option. The rights
    -----------------------------------------------------------------
and obligations of the Company and the Holder set forth in Sections 7, 8, 9 and 10 shall survive the exercise and expiration of this Option.

12. No Rights of Shareholders. This Option does not entitle the Holder to any
    --------------------------
voting rights or other rights as a shareholder of the Company prior to exercise of this Option and the payment for the Shares so purchased. Notwithstanding the foregoing, the Company agrees to transmit to the Holder such information, documents and reports as are generally distributed to holders of the capital stock of the Company concurrently with the distribution thereof to the shareholders. Upon valid exercise of this Option and payment for the Shares so purchased in accordance with the terms of the Option, the Holder or the Holder's designee, as the case may be, shall be deemed a shareholder of the Company.

13. Sale or Transfer of the Option: Legend. The Option and the Shares shall not
    ---------------------------------------
be sold or transferred unless either (i) they first shall have been registered under the Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Act. Each certificate representing any Option shall bear the legend set out on page 1 hereof. Each certificate representing any Shares shall bear a legend substantially in the following form, as appropriate:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Such Option and Shares may be subject to additional restrictions on transfer imposed under applicable state and federal securities law.

         14. Modifications and Waivers. This Option may not be changed, waived,
             --------------------------
discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

         15. Notices. Any notice, request or other document required or
             --------
permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Option, or, if different, at the principal office of the Company.

         16. Loss, Theft, Destruction or Mutilation of Warrant. The Company
             --------------------------------------------------
covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Option or any stock certificate and, in the case of any such loss, theft or destruction, of an indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Option or stock certificate, if mutilated, the Company will make and deliver a new Option or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Option or stock certificate.

         17. Representations and Warranties of Holder. By accepting this Option,
             -----------------------------------------
the Holder represents and warrants that the Holder is acquiring this Option and the Shares for such Holder's own account, for investment and not with a view to, or for sale in connection with, any distribution thereof or any part thereof. Holder represents and warrants that such Holder is (a) experienced in the evaluation of businesses similar to the Company, (b) is able to fend for himself, herself or itself in the transactions contemplated by this Option, (c) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, (d) has the ability to bear the economic risks of an investment in the Company, (e) has been furnished with or has had access to such information as is specified in subparagraph (b)(2) of Rule 202 promulgated under the Act and (f) has been afforded the opportunity to ask questions of and to receive answers from the Company and to obtain any additional information necessary to make an informed investment decision with respect to an investment in the Company.

         18. Binding Effect on Successors. This Option shall be binding upon any
             -----------------------------
corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon exercise of this Option shall survive the exercise and termination of this Option and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

         19. Governing Law. This Option shall be construed and enforced in
             --------------
accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.


         IN WITNESS WHEREOF, BOSTON RESTAURANT ASSOCIATES, INC. has caused this Warrant to be executed under seal by its officer thereunto duly authorized

                             ORIGINAL ISSUANCE DATE:



                             BOSTON RESTAURANT ASSOCIATES, INC.



                             By:_____________________________________
                                George R. Chapdelaine
                                President

                                    EXHIBIT A


                               NOTICE OF EXERCISE
                               ------------------


To:      BOSTON RESTAURANT ASSOCIATES, INC.

1. The undersigned hereby elects to purchase________shares of Common Stock of BOSTON RESTAURANT ASSOCIATES, INC. pursuant to the terms of the attached Option, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below.

3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. The undersigned further represents that such shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended, or (ii) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirement.

4. In the event of partial exercise, please issue an appropriate Option exercisable into the remaining shares.




                                     ------------------------------
                                     (Name)

                                     ------------------------------
                                     (Address)

                                     ------------------------------
                                     (Signature)

                                     ------------------------------
                                     (Date)

                            NET ISSUE ELECTION NOTICE



TO:_____________                                    DATE:______________________



         The undersigned hereby elects under Section 3(b) to surrender the right to purchase___________ Shares of Common Stock pursuant to this Option. The certificate(s) for the shares issuable upon such net issued election shall be issued in the name of the undersigned or as otherwise indicated below.


                                              ----------------------------
                                              Signature



                                              ----------------------------
                                              Name of Registration



                                              ----------------------------
                                              Mailing Address